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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) July 10, 2000



                               INSO CORPORATION
            (Exact name of registrant as specified in its charter)


Delaware                                   0-23384              04-3216243
(State or other jurisdiction of    (Commission File Number)     (I.R.S.
incorporation or organization)                                  Employer
                                                                Identification
                                                                No.)


299 Promenade Street                                            02908
Providence, Rhode Island                                        (Zip code)
(Address of principal executive offices)


(401) 752-4400
(Registrant's telephone number, including area code)



                                      N/A

         (Former name or former address, if changed since last report)
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Item 2.   Acquisition or Disposition of Assets


          On July 10, 2000, Inso Corporation ("Inso" or, the "Company") sold its Information Exchange Division ("IED") to IntraNet Solutions, Inc. ("IS") for a stated purchase price of $55,000,000, less amounts for retained rights under license and subject to adjustment based on the net working capital of the IED business on the closing date. The net working capital adjustment shall be calculated and settled in the form of a cash payment by the party owing the adjustment amount within 50 days of the closing date. The Company currently estimates that a net payment of approximately $2,000,000 will be due and payable to IS at the settlement date.


          The transaction was in the form of a merger of two wholly owned subsidiaries of IS with Inso's subsidiaries Inso Chicago Corporation and Inso Kansas City Corporation which comprised the IED business. Inso received $48,000,000 of the proceeds in cash at the time of the closing. An additional $5,500,000 has been placed in an escrow account, and, subject to the Company's indemnification obligations under the agreement, shall be released to the Company on the first anniversary of the closing date. Including the portion of the proceeds held in the escrow account, the Company expects its net proceeds from the transaction, net of income taxes, the net working capital adjustment and transaction-related expenditures, to be approximately $48,000,000 and the Company's net gain from the transaction is expected to approximate $38,000,000.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (b)  Pro Forma Financial Information

               Pro Forma financial information is filed as Exhibit 99.2 hereto.

          (c)  Exhibits

               2.1 Agreement and Plan of Merger, dated July 10, 2000, by and among IntraNet Solutions, Inc., IntraNet Chicago Acquisition Corporation, IntraNet Kansas City Acquisition Corporation, Inso Chicago Corporation, Inso Kansas City Corporation and Inso Corporation.

               99.1 Press release, dated July 10, 2000.

               99.2 Pro Forma Financial Information.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 25/th/ day of July, 2000.


                                    Inso Corporation


                                    By /s/ Christopher M. Burns
                                    ---------------------------
                                    Christopher M. Burns
                                    Vice President and Chief Financial Officer
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                                 EXHIBIT INDEX


Exhibit
No.         Exhibit Description
---         -------------------

2.1 Agreement and Plan of Merger, dated July 10, 2000, by and among IntraNet Solutions, Inc., IntraNet Chicago Acquisition Corporation, IntraNet Kansas City Acquisition Corporation, Inso Chicago Corporation, Inso Kansas City Corporation and Inso Corporation.

99.1        Press release dated July 10, 2000.

99.2        Pro Forma Financial Information.